As filed with the U.S. Securities and Exchange Commission on March 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Procore Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	73-1636261
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6309 Carpinteria Avenue

Carpinteria, CA 93013

(866) 477-6267

(Address of principal executive offices) (Zip code)

Procore Technologies, Inc. 2021 Equity Incentive Plan

Procore Technologies, Inc. 2021 Employee Stock Purchase Plan

(Full titles of the plans)

Craig F. Courtemanche, Jr.

President and Chief Executive Officer

Procore Technologies, Inc.

6309 Carpinteria Avenue

Carpinteria, CA 93013

(866) 477-6267

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Rachel B. Proffitt Jon C. Avina David R. Ambler Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Benjamin C. Singer Procore Technologies, Inc. 6309 Carpinteria Avenue Carpinteria, CA 93013 (866) 477-6267

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

2021 Equity Incentive Plan

The 2021 Equity Incentive Plan (the “2021 Plan”) of Procore Technologies, Inc. (the “Registrant”) provides that the total number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of the Registrant’s common stock (the “Common Stock”) outstanding on December 31st of the preceding year, or a lesser number of shares determined by the Registrant’s Board of Directors. Accordingly, on January 1, 2022, the number of shares of Common Stock that may be issued upon the exercise of incentive stock options under the 2021 Plan increased by an additional 6,702,346 shares (or five percent (5%) of the outstanding shares of Common Stock as of December 31, 2021).

2021 Employee Stock Purchase Plan

The Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) provides that the total number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st of each year for a period of up to ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year, and (ii) 3,900,000 shares of Common Stock; provided that prior to the date of any such increase, the Registrant’s Board of Directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii) or to provide that there will be no increase in the share reserve for such calendar year. Accordingly, on January 1, 2022, the number of shares of Common Stock reserved under the 2021 ESPP increased by an additional 1,340,469 shares (or one percent (1%) of the outstanding shares of Common Stock as of December 31, 2021).

These additional shares of Common Stock are securities of the same class as other securities for which the Registration Statement on Form S-8 (File No. 333-256312) (“Prior Form S-8”) was filed with the Securities and Exchange Commission on May 20, 2021.

This Registration Statement relates to securities of the same class as that to which the Prior Form S-8 relates, and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8, to the extent relating to the registration of Common Stock issuable under the 2021 Plan and 2021 ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)  The contents of the earlier registration statement on Form S-8 relating to the 2021 Plan and the 2021 ESPP, previously filed with the SEC on May 20, 2021 (File No. 333-256312).

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 4, 2022 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) The description of the Registrant’s Common Stock which is contained in a registration statement on  Form 8-A filed on May 10, 2021 (File No. 001-40396) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-40396	3.1	May 24, 2021

4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-40396	3.2	May 24, 2021

4.5	Form of common stock certificate of the Registrant.	S-1/A	333-236789	4.1	May 6, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Procore Technologies, Inc. 2021 Equity Incentive Plan and related form agreements.	S-1/A	333-236789	10.3	May 10, 2021

99.2	Procore Technologies, Inc. 2021 Employee Stock Purchase Plan and related form agreements.	S-1/A	333-236789	10.4	May 10, 2021

107.1*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, State of California, on this 4th day of March, 2022.

PROCORE TECHNOLOGIES, INC.

By:	/s/ Paul Lyandres
Paul Lyandres
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig F. Courtemanche, Jr., Paul Lyandres and Benjamin C. Singer, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig F. Courtemanche, Jr.	President, Chief Executive Officer, and Director	March 4, 2022
Craig F. Courtemanche, Jr.	(Principal Executive Officer)

/s/ Paul Lyandres	Chief Financial Officer	March 4, 2022
Paul Lyandres	(Principal Financial Officer)

/s/ William F. Fleming, Jr.	Senior Vice President, Corporate Controller	March 4, 2022
William F. Fleming, Jr.	(Principal Accounting Officer)

/s/ Erin Chapple	Director	March 4, 2022
Erin Chapple

/s/ Brian Feinstein	Director	March 4, 2022
Brian Feinstein

/s/ William Griffith	Director	March 4, 2022
William Griffith

Signature	Title	Date

/s/ Kevin J. O’Connor	Director	March 4, 2022
Kevin J. O’Connor

/s/ Nanci Caldwell	Director	March 4, 2022
Nanci Caldwell

/s/ Graham Smith	Director	March 4, 2022
Graham Smith

/s/ Elisa A. Steele	Director	March 4, 2022
Elisa A. Steele

/s/ Kathryn Bueker	Director	March 4, 2022
Kathryn Bueker